EXHIBIT 5




                 [ Letterhead of Parker Duryee Rosoff & Haft
                        A Professional Corporation ]





                                        July 11, 1995


Purepac, Inc.
200 Elmora Avenue
Elizabeth, New Jersey  07207


     Re: Registration of 1,000,000 shares of Common Stock, par value $.01 per share, under the Securities Act of 1933, as amended
          ------------------------------------------------------------


Ladies and Gentlemen:

     In our capacity as counsel to Purepac, Inc. a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-8 being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering an aggregate of 1,000,000 shares of Common Stock, par value $.01 per share, of the Company (the "Stock") to be issued upon the exercise of options heretofore granted or which may be granted subsequent hereto to acquire shares of Common Stock under the Company's 1994 Stock Option Plan (the "Plan").

     In that connection, we have examined the Certificate of Incorporation, as amended, and the By-Laws, as amended, of the Company, the Registration Statement, the Plan, corporate proceedings of the Company relating to the issuance of the Stock pursuant to the Plan, and such other instruments and documents as we deemed relevant under the circumstances.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

     Based upon and subject to the foregoing, we are of the opinion that the Stock has been duly and validly authorized and, when issued and paid for as described in the Plan, will be duly and validly issued, fully paid and non-assessable.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement.

                              Very truly yours,

                              PARKER DURYEE ROSOFF & HAFT


                              By:  /s/ William R. Griffith
                                  ------------------------
                                   A Member of the Firm